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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

         The following table sets forth the direct and indirect subsidiaries of Capital Bancorp, Inc. at December 31, 2003. Such subsidiaries are wholly owned by the Company or the Bank, as applicable, and they are included in the Company's consolidated financial statements:

                  SUBSIDIARY                                  JURISDICTION OF        PERCENTAGE OF VOTING SECURITIES
                                                               INCORPORATION                      OWNED
Capital Bank & Trust Company                                     Tennessee                        100%

Capital Housing Improvement Projects, Inc.(1)                    Tennessee                        100%

CBTC Corp.(1)(2)                                                 Tennessee                        100%

(1) Subsidiary of Capital Bank & Trust Company.
(2) Inactive.